CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY CONFIDENTIAL

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT AN UNREDACTED VERSION OF THIS Project Green Thumb

Special Committee Update August 2003

CONFIDENTIAL TREATMENT REQUESTED: HAS BEEN REQUESTED IS OMITTED AND NOTED WITH “***.”DOCUMENT HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL TREATMENT REQUESTED 1

Investor Bid Letters

OVERVIEW OF PRELIMINARY BIDS AND PROCESS A.

TABLE OF CONTENTS 1. APPENDIX

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[Actual bid letters not included]

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CONFIDENTIAL TREATMENT REQUESTED

SUMMARY OF INITIAL BIDS

Preliminary Bids

Investor	Initial Bid (8/15/03)	Revised Bid (8/19/03)	Revised Bid (8/22/03)	Enterprise Value	2003E EBITDA Multiple	Financing	Financing Sources	Timing	Legal Advisors	Accounting Advisor	Financial Advisors
***	$14.50 – 15.50	$14.50	$15.40	$128.4	5.1x	Senior, Sub, S/L, Equity	***	30 days (to definitive proposal)			
***	$13.03 – 15.81	$14.34 – 17.14	$15.77	$130.0	5.1x	Senior, Sub, Equity	Multiple Options	30 days (to definitive proposal)	***	***	
Fairmont Capital	$12.75	$14.00	$14.75 – 17.00	$126.8 – 142.9	5.0x – 5.6x	Senior, Sub, Equity	***	3-5 weeks (to definitive proposal)			
***	$13.00 – 15.00	$13.00 – 15.00	$14.00	$117.2	4.6x	Senior, Sub, Equity	***	30 days (to definitive proposal)	*** or ***	***	
*** Scenario A	$13.00	$13.00 – 15.00	$14.50	$121.0	4.8x	Senior ($57), S/L (34), Equity (39)	***	3 weeks (to definitive proposal)	***	***	***

*** Confidential material redacted and submitted separately to the Commission.

SG Cowen

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CONFIDENTIAL TREATMENT REQUESTED

Scenario B	$13.00	$13.00 – 15.00	$14.50	$121.0	4.8x	Senior ($86), Equity (44)	***	3 weeks (to definitive proposal)	***	***	***
***	$12.50 – 13.50	$12.50 – 13.50	$14.25	$119.3	4.7x	Senior ($57.2), Equity (68.1)	***	75 days (to close)			

Note: S/L refers to a sale/leaseback transaction.

*** Confidential material redacted and submitted separately to the Commission.

SG
SG Cowen
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